                                                       As Amended: April 1, 2000

                      DALTON, GREINER, HARTMAN, MAHER & CO.

                                 CODE OF ETHICS

                  This Code of Ethics (the "Code") establishes rules of conduct for persons who are associated with Dalton, Greiner, Hartman, Maher & Co. (the "Firm"). The Code governs their personal investment and other investment-related activities.

                  The basic rule is very simple: put the client's interests first. Officers, Directors and employees owe a fiduciary duty to, among others, the Shareholders of the Funds, to conduct their personal Securities transactions in a manner which does not interfere with client portfolio transactions or otherwise take unfair advantage of their relationships with the Firm. Persons covered by the Code must adhere to these general principles as well as comply with the Code's specific provisions.

                  Some of the rules are imposed specifically by law. For example, the laws that govern investment advisers specifically prohibit fraudulent activity, making statements that are not true or that are misleading or omit something that is significant in the context and engaging in manipulative practices. These are general concepts, of course, and over the years the courts, the regulators and investment advisers issued interpretations and established codes of conduct for their employees and others who have access to their investment decisions and trading activities. Indeed, the rules obligate investment advisers to adopt written rules that are reasonably designed to prevent the illegal activities described above and must follow procedures that will enable them to prevent such activities.

                  This Code is intended to assist persons associated with the Firm in fulfilling their obligations under the law. The first part lays out who the Code applies to, the second part deals with personal investment activities, the third part deals with other sensitive business practices, and subsequent parts deal with reporting and administrative procedures.

                  The Code is very important to the Firm and persons associated with the Firm. Violations not only cause persons associated with the Firm embarrassment, loss of business, legal restrictions, fines and other punishments but for employees lead to demotion, suspension, firing, ejection from the securities business and very large fines.

I.       APPLICABILITY

         (A)      The Code applies to each of the following:

                  1.       The Firm.

                  2. Any officer, director or employee of the Firm or Affiliates of the Firm (as defined below) whose job regularly involves him in the investment process. This includes the formulation and making of investment recommendations and decisions, the purchase and sale of securities for clients of the Firm and the utilization of information about investment recommendations, decisions and trades. Due to the manner in which the Firm and the Affiliates of the Firm conduct their business, every employee should assume that he is subject to the Code unless the Compliance Officer specifies otherwise.

                  3. Any natural person who controls the Firm or Affiliates of the Firm, and who obtains information regarding the Firm's investment recommendations or decisions. However, a person whose control arises only as a result of his official position with such entity is excluded.

                  4. Any director, officer, general partner or person performing a similar function for the Firm or Affiliates of the Firm even if he has no knowledge of and is not involved in the investment process.

         (B)      DEFINITIONS

                  1. ACCESS PERSONS. The persons described in items (A)2 and (A)3 above.

                  2. ACCESS PERSON ACCOUNT. Includes all advisory, brokerage, trust or other accounts or forms of direct beneficial ownership in which one or more Access Person and/or one or more members of an Access Person's immediate family have a substantial proportionate economic interest. Immediate family includes an Access Person's spouse and minor children living with the Access Person. A substantial proportionate economic interest will generally be 10% of the principal amount in the case of an account in which only one Access Person has an interest and 25% of the principal amount in the case of an account in which more than one Access Person has an interest, whichever is first applicable. Investment partnerships and similar indirect means of ownership are also included.

                           As an exception, accounts in which one or more Access Persons and/or their immediate family have a substantial proportionate interest which are maintained with persons who have no affiliation with the Firm or Affiliates of the Firm and with respect to which no Access Person has, in the judgment of the Compliance Officer after reviewing the terms and circumstances, any direct or indirect influence or control over the investment or portfolio execution process are not Access Person Accounts.



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

                  3. AFFILIATES OF THE FUNDS. Any entity controlled by or under common control with the Firm.

                  4. ASSOCIATE PORTFOLIO MANAGERS. Access Persons who are engaged in securities research and analysis for the Firm's clients or are responsible for investment recommendations for the Firm's clients but who are not particularly responsible for investment decisions with respect to any client.

                  5. COMPLIANCE OFFICER. The compliance officer of the Firm shall be an individual who is an employee of Dalton, Greiner, Hartman, Maher & Co. At present Kenneth Greiner has been appointed Compliance Officer.

                  6.       COVERED PERSONS.  The Firm and the Access Persons.

                  7. PORTFOLIO MANAGERS. Access Persons who are principally responsible for investment decisions with respect to any of the Firm's clients.

                  8. SECURITY. Any financial instrument treated as a security for investment purposes and any related instrument such as futures, forward or swap contract entered into with respect to one or more securities, a basket of or an index of securities or components of securities. However, the term security does not include securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements or shares of registered open-end investment companies.

II.      RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

(A)      FRAUDULENT OR DECEPTIVE PRACTICES

                  No covered person shall, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Firm for Firm clients:

                           (1) employ any device, scheme or artifice to defraud the Firm's clients;

                           (2) make to any Firm client any untrue statement of a material fact or omit to the Firm's client a material fact necessary in order to make the statement made, in light of the circumstances under which they are made, not misleading;



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

                           (3) engage in any act, practice or course of business which would operate as a fraud or deceit upon the Firm's clients;

                           (4) engage in any manipulative practice with respect to the Firm's clients;

                           (5) trade while in possession of material non-public information for personal or Firm accounts, or disclosing such information to others in or outside the Firm who have no need for this information.

                  It is a violation of federal securities laws to buy or sell securities while in possession of material non-public information and illegal to communicate such information to a third party who buys or sells.

         (B)      BASIC RESTRICTION ON INVESTING ACTIVITIES

                  If a purchase or sale order is pending or under active consideration for any client, neither the same Security nor any related Security (such as an option, warrant or convertible security) may be bought or sold for any Access Person Account.

         (C)      INITIAL PUBLIC OFFERINGS

                  No Security or related Security may be acquired in an initial public offering for any Portfolio Manager or Associate Portfolio Manager. Pooled accounts in which the Portfolio Manager or Associate Portfolio Manager is an investor are not considered to be a personal security account.

         (D)      BLACKOUT PERIOD

                  No Security or related Security may be bought or sold for the account of any Portfolio Manager or Associate Portfolio Manager during the period commencing seven (7) calendar days prior to and ending seven (7) calendar days after the purchase or sale (or entry of an order for the purchase or sale) of that Security or any related Security for the account of any client with respect to which such person has been designated a Portfolio Manager or Associate Portfolio Manager. Pooled accounts in which the Portfolio Manager or Associate Portfolio Manager is an investor are not considered to be a personal security account.

         (E)      EXEMPT TRANSACTIONS

                  Participation on an ongoing basis in an issuer's dividend reinvestment or stock purchase plan, participation in any transaction over which no Access Person had any direct or indirect influence or control and involuntary



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

                  transactions (such as mergers, inheritances, gifts, etc.) are exempt from the restrictions set forth in paragraphs (A) and
                  (C) above without case by case preclearance under paragraph
                  (F) below.

         (F)      PERMITTED EXCEPTIONS

                  Purchases and sales of the following Securities are exempt from the restrictions set forth in paragraphs B and D above if such purchases and sales comply with the preclearance requirements of paragraph (G) below (provided that purchases and sales of municipal securities need not comply with the preclearance requirement of paragraph (G) below:

                  1. Non-convertible fixed income Securities rated at least "A"; and

                  2.       Municipal Securities.

                  In addition, the exercise of rights that were received pro rata with other security holders is exempt if the preclearance procedures are satisfied.

         (G)      PRE-CLEARANCE OF PERSONAL SECURITIES
                  TRANSACTIONS

                  No Security may be bought or sold for an Access Person Account unless (i) the Access Person obtains prior approval from the Compliance Officer or, in the absence of the Compliance Officer, from a designee of the Compliance Officer; (ii) the approved transaction is completed on the same day approval is received; and (iii) the Compliance Officer does not rescind such approval prior to execution of the transaction (See paragraph I below for details of the Pre-Clearance Process.)

         (H)      PRIVATE PLACEMENTS

                  The Compliance Officer will not approve purchases or sale of Securities that are not publicly traded, unless the Access Person provides full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of such person's activities on behalf of any client) and the Compliance Officer concludes, after consultation with one or more of the relevant Portfolio Managers, that a Client would have no foreseeable interest in investing in such Security.

         (I)      PRE-CLEARANCE PROCESS

                  1. No Securities may be purchased or sold for any Access Person Account unless the particular transaction has been approved in writing by the Compliance Officer. The Compliance Officer shall review, not less frequently than biweekly (once every two weeks), reports from the trading desk (or, if applicable, confirmations from



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                           brokers) to assure that all transactions effected for
                           Access Person Accounts are effected in compliance with this Code.

                  2. No Securities may be purchased or sold for any Access Person Account unless the third party broker supplies the Compliance Officer, on a timely basis, duplicate copies of confirmations of all personal Securities transactions for such Access Person in the accounts maintained with such third party broker and copies of periodic statements for all such accounts.

                  3. A Trading Approval Form, attached as Exhibit B, must be completed and submitted to the Compliance Officer for approval prior to entry of an order.

                  4. After reviewing the proposed trade and the level of potential investment interest on behalf of the Firm in the Security in question and the Firm's restricted lists, the Compliance Officer shall approve (or disapprove) a trading order on behalf of an Access Person as expeditiously as possible. The Compliance Officer will generally approve transactions described in paragraph (F) above unless the Security in question or a related security is on the Restricted List or the Compliance Officer believes for any other reason that the Access Person Account should not trade in such Security at such time.

                  5. Once an Access Person's Trading Approval Form is approved, the execution must be on the same day. If the Access Person's trading order request is not approved, or is not executed on the same day it is approved, the clearance lapses although such trading order request may be resubmitted at a later date.

                  6. In the absence of the Compliance Officer, an Access Person may submit his or her Trading Approval Form to a designee of the Compliance Officer if the Compliance Officer in its sole discretion wishes to appoint one. Trading Approval for the Compliance Officer must be obtained from a designated supervisory person of the Compliance Officer. In no case will the Trading Desk accept an order for an Access Person Account unless it is accompanied by a signed Trading Approval Form.

                  7. The Compliance Officer shall review all Trading Approval Forms, all initial, quarterly and annual disclosure certifications and the trading activities on behalf of the Firm with a view to ensuring that all Covered Persons are complying with the spirit as well as the detailed requirements of this Code.



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

III.     OTHER INVESTMENT-RELATED RESTRICTIONS

         (A)      GIFTS

                  No Access Person shall accept any gift or other item of more than $100 in value from any person or entity that does business with or on behalf of the Firm.

         (B)      SERVICE AS A DIRECTOR

                  No Portfolio Manager or Assistant Portfolio Manager shall commence service on the Board of Directors of a publicly traded company or any company in which the Firm has an interest without prior authorization from the Compliance Officer based upon a determination that the Board service would not be inconsistent with the interests of the Firm.

IV.      REPORT AND ADDITIONAL COMPLIANCE PROCEDURES

         (A) Every Covered Person must submit to the Compliance Officer reports (forms of which are appended as Exhibit C) containing the information set forth below with respect to transactions in any Security in which such Covered Person has or by reason of such transactions acquires, any direct or indirect beneficial ownership (as defined in Exhibit D) in the Security; provided, however, that:

                  1. a Covered Person need not make a report with respect to any transaction effected for any account over which such person does not have any direct or indirect influence or control; and

                  2. a Covered Person will be deemed to have complied with the quarterly requirements of this Article IV insofar as the Compliance Officer receives in a timely fashion duplicate monthly or quarterly brokerage statements on which all transactions required to be reported hereunder are described.

                  (B) Initial Holdings Reports. No later than 10 calendar days after the person becomes an Access Person, the following information:

                                            (i)   The title, number of shares
                           and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;



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

                           (ii) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

                           (iii) The date that the report is submitted by the Access Person

                  (C) Quarterly Transaction Reports. No later than 10 calendar days after the end of a calendar quarter, the following information:

                           (1) With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

                                    (a)      The date of the transaction, the
                                             title and number of shares and the
                                             principal amount of each Security
                                             involved;

                                    (b)      The nature of the transaction
                                             (i.e., purchase, sale or any other
                                             type of acquisition or
                                             disposition);

                                    (c)      The price at which the transaction
                                             was effected;

                                    (d)      The name of the broker, dealer or
                                             bank with or through whom the
                                             transaction was effected; and

                                    (e)      The date that the report is
                                             submitted by the Access Person.

                           (2) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                                    (a)      The name of the broker, dealer or
                                             bank with whom the Access Person
                                             established the account;

                                    (b)      The date the account was
                                             established; and

                                    (c)      The date that the report is
                                             submitted by the Access Person.

                  (D) Annual Holdings Reports. Annually, the following information (which information must be current as of a date no more than 30 calendar days before the report is submitted):

                           (1) The title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect beneficial ownership;

                           (2) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

                           (3) The date that the report is submitted by the Access Person.

         (E)      Any report submitted to comply with the requirements of this
                  Article IV may contain a statement that the report shall not be construed as admission by the person making such report that he has any direct or indirect benefit ownership in the Security to which the report relates.

         (F) Upon commencement of employment with the Firm, each Access Person shall be required to disclose all current personal Securities holdings contained in any Access Person Account in which such Access Person has an interest.

         (G) Annually each Covered Person must certify on a report (the form of which is appended as Exhibit E) that he has read and understood the Code and recognizes that he is subject to such Code. In addition, annually each Covered Person must certify that he has disclosed or reported all personal Securities transactions required to be disclosed or reported under the Code and that he is not subject to any regulatory disability.

V.       SANCTIONS

         Upon discovering that a Covered Person has not complied with the requirements of this Code, the Management Committee may impose whatever sanctions within its power the Committee deems appropriate, including, among other things, recommendations of disgorgement of profit, censure, suspension or termination of employment. Material violations of requirements of this Code by employees of



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

         Covered Persons and any sanctions imposed in connection therewith shall be reported not less frequently than quarterly to the Management Committee.

VI.      EXCEPTIONS

         The Compliance Committee of the Firm reserves the right to decide, on a case-by-case basis, exceptions to any provisions under this Code. Any exceptions made hereunder will be maintained in writing by the Compliance Committee and presented to the Management Committee at its next scheduled meeting.

VII.     PRESERVATION OF DOCUMENTS

         This Code, a copy of each report by a Covered Person, any written report made hereunder by the Firm, Affiliates of the Firm or the Compliance Officer, and lists of all persons required to make or review reports, shall be preserved with the records of the Firm for a five year period in an easily accessible place.

VIII.    OTHER LAWS, RULES AND STATEMENTS OF POLICY

         Nothing contained in this Code shall be interpreted as relieving any Covered Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person adopted by Firm.

IX.      FURTHER INFORMATION

         If any person has any question with regard to the applicability of the provisions of this Code generally or with regard to any Securities transaction or transactions, he should consult the Compliance Officer.



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

                                                                       Exhibit B

                       PRE-CLEARANCE TRADING APPROVAL FORM

I, ___________________________________________________ (name), am an Access
Person and seek pre-clearance to engage in the transaction described below:

Acquisition or Disposition (circle one)

Name of Account:        ____________________________________________

Account Number:         ____________________________________________

Date of Request:        ____________________________________________

Security:               ____________________________________________

Amount or # of Shares:  ____________________________________________

Broker:                 ____________________________________________

If the transaction involves a Security that is not publicly traded, a description of proposed transaction, source of investment opportunity and any potential conflicts of interest:

I hereby certify that, to the best of my knowledge, the transaction described herein is not prohibited by the Funds' Code of Ethics dated ___________ and that the opportunity to engage in the transaction did not arise by virtue of my activities on behalf of any Client.

Signature: ______________________________________
Print Name:

Approved or Disapproved (Circle One)

Date of Approval:

Signature: ______________________________________
Print Name:

If approval is granted, please forward this form to the trading desk (or if a third party broker is permitted, to the Compliance Officer) for immediate execution.

                                                                       Exhibit C

                          QUARTERLY TRANSACTION REPORT

Report Submitted by:
_____________________________________________________________________
                                   Print Your Name

                  This transaction report (the "Report") is submitted pursuant to Section IV(C) of the Code of Ethics of the Funds and supplies information with respect to transactions in any Security in which you may be deemed to have, or by reason of such transaction acquire, any direct or indirect beneficial ownership interest for the period specified below. If you were not employed by us during this entire period, amend the dates specified below to cover your period of employment.

                  Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics dated _______________, ____.

                  If you have no reportable transactions, sign and return this page only. If you have reportable transactions, complete, sign and return page 2 and any attachments.

--------------------------------------------------------------------------------
                  I HAD NO REPORTABLE SECURITIES TRANSACTIONS DURING THE PERIOD __________, 199_ THROUGH _________, 199_. I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.

Signature

---------------------------------

Position

---------------------------------

Date

---------------------------------

                                                                       Exhibit C

                           INITIAL TRANSACTION REPORT

Report Submitted
by:__________________________________________________________
                                    Print Your Name

                  The following table supplies the information required by
Section IV(B) of the Code of Ethics dated _____________ for the period specified below.

                               Whether
                               Purchase,                                        Name of the
Securities    Date of          Sale, Short       Quantity of     Price Per      Broker/Dealer
(Name and     Transaction      Sale, or Other    Securities      Share or       with or through     Nature of
Symbol)       -----------      Type of           ----------      Other Unit     whom the            Ownership of
-------                        Disposition or                    ----------     Transaction         Securities
                               Acquisition                                      was Effected        ----------
                               -----------                                      -------------


                  To the extent specified above, I hereby disclaim beneficial ownership of any security listed in this Report or in brokerage statements or transaction confirmations provided by you.

--------------------------------------------------------------------------------
                  I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT FOR THE PERIOD OF __________, ____ THROUGH ____, ___.

Signature  _________________________     Date_______________________

Position    _________________________

                                                                       Exhibit C

                            ANNUAL TRANSACTION REPORT

Report Submitted
 by:__________________________________________________________
                                     Print Your Name

                  The following table supplies the information required by
Section IV(D) of the Code of Ethics dated _____________ for the period specified below.

                               Whether
                               Purchase,                                        Name of the
Securities    Date of          Sale, Short       Quantity of     Price Per      Broker/Dealer
(Name and     Transaction      Sale, or Other    Securities      Share or       with or through     Nature of
Symbol)       -----------      Type of           ----------      Other Unit     whom the            Ownership of
-------                        Disposition or                    ----------     Transaction         Securities
                               Acquisition                                      was Effected        ----------
                               -----------                                      -------------


                  To the extent specified above, I hereby disclaim beneficial ownership of any security listed in this Report or in brokerage statements or transaction confirmations provided by you.

--------------------------------------------------------------------------------
                  I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT FOR THE PERIOD OF __________, ____ THROUGH ____, ___.

Signature  _________________________     Date_______________________

Position    _________________________

                                                                       Exhibit D

                              BENEFICIAL OWNERSHIP

                  For purposes of the attached Code of Ethics, "beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except the determination of direct or indirect beneficial ownership shall apply to all securities that a Covered Person has or acquires. The term "beneficial ownership" of securities would include not only ownership of securities held by a Covered Person for his own benefit, whether in bearer form or registered in his name or otherwise, but also ownership of securities held for his benefit by others (regardless of whether or how they are registered) such as custodians, brokers, executors, administrators, or trustees (including trusts in which he has only a remainder interest), and securities held for his account by pledges, securities owned by a partnership in which he is a member if he may exercise a controlling influence over the purchase, sale of voting of such securities, and securities owned by any corporation or similar entry in which he owns securities if the shareholder is a controlling shareholder of the entity and has or shares investment control over the entity's portfolio.

                  Ordinarily, this term would not include securities held by executors or administrators in estates in which a Covered Person is a legatee or beneficiary unless there is a specified legacy to such person of such securities or such person is the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such legacy, or the securities are held in the estate more than a year after the decedent's death.

                  Securities held in the name of another should be considered as "beneficially" owned by a Covered Person where such person enjoys "financial benefits substantially equivalent to ownership." The Securities and Exchange Commission has said that although the final determination of beneficial ownership is a question to be determined in the light of the facts of the particular case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. Absent special circumstances such relationship ordinarily results in such person obtaining financial benefits substantially equivalent to ownership, e.g., application of the income derived from such securities to maintain a common home, or to meet expenses that such person otherwise would meet from other sources, or the ability to exercises a controlling influence over the purchase, sale or voting of such securities.

                  A Covered Person also may be regarded as the beneficial owner of securities held in the name of another person, if by reason of any contract, understanding, relationship, agreement, or other agreement, he obtains therefrom financial benefits substantially equivalent to those of ownership.

                  A Covered Person also is regarded as the beneficial owner of securities held in the name of a spouse, minor children or other person, even though he does not obtain therefrom the aforementioned benefits of ownership, if he can vest or revest title in himself at once or at some future time.

                                                                       Exhibit E

                     ANNUAL CERTIFICATION OF CODE OF ETHICS

         A. I (a Covered Person) hereby certify that I have read and understood the Code of Ethics dated _____________, and recognize that I am subject to its provisions. In addition, I hereby certify that I have complied with the requirements of the Code of Ethics and that I have disclosed or reported all personal Securities transactions required to be disclosed or reported under the Code of Ethics;

         B. Within the last ten years there have been no complaints or disciplinary actions filled against me by any regulated securities or commodities exchange, any self-regulatory securities or commodities organization, any attorney general, or any governmental office or agency regulating insurance securities, commodities or financial transactions in the United States, in any state of the United States, or in any other country;

         C. I have not within the last ten years been convicted of or acknowledged commission of any felony or misdemeanor arising out of my conduct as an employee, salesperson, officer, director, insurance agent, broker, dealer, underwriter, investment manager or investment advisor; and

         D. I have not been denied permission or otherwise enjoined by order, judgment or decree of any court of competent jurisdiction, regulated securities or commodities exchange, self-regulatory securities or commodities organization or other federal or state regulatory authority from acting as an investment advisor, securities or commodities broker or dealer, commodity pool operator or trading advisor or as an affiliated person or employee of any investment company, bank, insurance company or commodity broker, dealer, pool operator or trading advisor, or from engaging in or continuing any conduct or practice in connection with any such activity or the purchase or sale of any security.


                  Print Name:  ______________

                  Signature:   ______________

                  Date:        ______________